EXHIBIT 10.1

                      SERIES A PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT

                                    KTI, INC.


     THIS AGREEMENT is made as of the 4th day of June, 1997, between KTI, INC., Nasdaq Symbol "KTIE" (the "Company"), a New Jersey corporation, with its principal office at 7000 Boulevard East, Guttenberg, New Jersey 07093, and the purchasers listed on Schedule A attached to this Agreement (the "Purchasers").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement:

     "Common Stock" means the Common Stock of the Company, no par value.

     "Convertible Preferred Stock" means the shares of Series A Preferred Stock of the Company, no par value, convertible into Common Stock as hereinafter provided and which has the rights, preferences and privileges set forth in the Certificate of Amendment attached hereto as Exhibit A (the "Certificate of Amendment").

     "Purchase Price" means the aggregate purchase price of the Shares purchased.

     "Shares" means the shares of Convertible Preferred Stock purchased pursuant to this Agreement.

          Section 2.  Sale of Shares and Warrants.

     2.1 Agreement to Sell and Purchase the Shares and Warrants. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, and each Purchaser hereby agrees to buy, the number of Shares set forth opposite his or its name on Schedule A hereto, at the price of $8.00 per share. In addition, the Company will issue to each of the Purchasers, for no additional consideration, that number of (i) immediately exercisable six-year warrants to purchase shares of Common Stock at an exercise price of $9.00 per share (the "$9.00 Warrants"), and (ii) immediately exercisable six-year warrants to purchase shares of Common Stock at an exercise price of $10.00 per share (the "$10.00 Warrants"; collectively with the $9.00 Warrants, the "Warrants"), set forth opposite such Purchaser's name on Schedule A hereto, as contemplated by the Warrant Agreements in the forms attached to this Agreement as Exhibits B and C, respectively (the "Warrant Agreements").

     2.2 Closing. The closing of the transactions contemplated by this Agreement shall be held at the offices of Eilenberg & Zivian, 666 Third Avenue, New York, NY 10017, upon the execution of this Agreement by both the Company and each Purchaser. At or prior to the closing, the following shall occur:

     (a) Each Purchaser shall remit by wire transfer or tendering of existing indebtedness the Purchase Price as payment in full for the Shares and Warrants directly to the Company, provided that such Purchaser has been notified by counsel to Purchasers that the Company has delivered certificates representing the Shares and Warrants as provided in subsection (b) below; and

     (b) The Company shall deliver or cause to be delivered to counsel to Purchasers (i) certificates representing the Shares and the Warrants purchased by each of the Purchasers, registered in the name of each Purchaser (or any nominee designated by a Purchaser), free and clear of all liens, claims, charges and encumbrances, and (ii) such other certificates and documents as Purchasers' counsel may reasonably request. Purchasers shall receive such certificates from Purchasers' counsel after the Company has received the Purchase Price directly from the Purchasers.

     (c)  Wire instructions for the Company are as follows:

               Key Bank of Maine
               Portland, Maine
               ABA No. 011200608
               Account No. 020066381
               KTI Environmental Group, Inc.
               Attn.: Missy Cookson

     Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, each Purchaser that the following are true and correct as of the date of this Agreement:

     3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

     3.2 Capitalization. The authorized capital stock of the Company consists of: 20,000,000 shares of Common Stock, of which 6,907,262 shares are currently issued and outstanding, and 10,000,000 shares of preferred stock, of which 487,500 shares have been designated as Convertible Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved and will at all times maintain from its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Shares and upon the exercise in full of the Warrants.

     3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and the Warrant Agreements and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Warrant Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Warrants and the performance of the Company's obligations hereunder has been taken. This Agreement and the Warrant Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares, Warrants and shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") (the Shares, Warrants, Conversion Shares and Warrant Shares herein will collectively be referred to as the "Securities") will be validly issued, fully paid and nonassessable and will be free of any liens, claims or encumbrances; provided, however, that the Shares and Warrants are subject to restrictions on transfer under state and/or federal securities laws. Except as set forth on Schedule 3.3, the issuance and sale of the Shares, Warrants, the Conversion Shares and the Warrant Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person. Upon registration of the Conversion Shares and the Warrant Shares pursuant to Section 7 of this Agreement, there shall be no restriction on the transferability thereof other than applicable prospectus delivery requirements.

     3.4 No Conflict. The execution and delivery of this Agreement and the Warrant Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, (i) any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws, stockholders agreements and any amendments thereto of the Company or (ii) any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, which in the case of clause (ii) above would have a material adverse effect on the condition (financial or otherwise), business, results of operations, prospects or financial condition of the Company.

     3.5 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under Sections 12(b), 12
(g) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has registered its Common Stock pursuant to
Section 12 of the Exchange Act and the Common Stock is quoted and trades on NASDAQ National Market System ("NMS").

     The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares (or for such shorter period that the Company has been required to file such material).

     3.6 SEC Filings/Full Disclosure. None of the Company's filings with the Securities and Exchange Commission since January 1, 1996 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Company has, since January 1, 1996, timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission ("SEC"). The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K"), its Quarterly Report for the period ended March 31, 1997, and all Current Reports on Form 8-K filed by the Company from January 1, 1997, to date are referred to as the "SEC Reports."

     There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to Purchaser which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) required to be disclosed on a financial statement pursuant to generally accepted accounting principals, except as set forth in the financial statements included in the SEC Reports (collectively the "Financial Statements") or as incurred in the ordinary course of business after the date of the Financial Statements. Since the date of the Company's last SEC Report, there has been no event or condition of any type that has materially and adversely affected or, to the best knowledge of the Company after inquiry, is likely to affect materially and adversely, the Company's business, condition, affairs, operations, properties or assets.

     3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement or the Warrant Agreements, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Conversion Shares and Warrant Shares underlying the Shares and the Warrants and applicable state securities law filings.

     3.9 Intellectual Property Rights. The Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated therein. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

     3.10 Material Contracts. Except as set forth on Schedule 3.10, the agreements to which the Company is a party described in the SEC Reports are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

     3.11 Litigation. There is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might have, either individually or in the aggregate, any material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company. Except as set forth on Schedule 3.11, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation initiated by the Company currently pending or which the Company currently intends to initiate.

     3.12 Title to Assets. Except as set forth in Schedule 3.12, the Company has good and marketable title to all properties and material assets described therein as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

     3.13 Subsidiaries. Set forth on Schedule 3.13 is a list of all of the active corporations, partnerships, limited liabilities companies, associations and other business entities in which the Company presently owns or controls, directly or indirectly, an interest.

     3.14 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits (collectively, "Permits") from state, federal and other regulatory authorities, all of which are valid and in full force and effect except for such Permits the failure of which to possess would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

     3.15 Listing. The Company's Common Stock is currently eligible for trading on the NMS and the Company has no knowledge of any facts or circumstances which might cause such listing to be lost. The Company will at all times after the date of this Agreement maintain the listing of its Common Stock on NMS, New York Stock Exchange, American Stock Exchange or other organized, comparable United States market or quotation system reasonably acceptable to Purchasers.

     3.16 Other Outstanding Securities. Except for (i) the Shares sold to Purchasers pursuant to this Agreement, (ii) the Common Stock referenced in
Section 3.2 above, and except as otherwise fully disclosed in the SEC Reports or as set forth in Schedule 3.16, there are no other outstanding debt or equity securities presently convertible into shares of Common Stock. Except for as set forth in Schedule 3.16, the Company has no additional outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Securities Act of 1933, as amended (the "Securities Act") or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

     3.17 No Poison Pill. The Company represents that it does not have, and has no current intention to adopt, a stockholder rights plan ("poison pill").

     3.18 Insurance. All the insurable properties of the Company are insured for the benefit of the Company in amounts deemed adequate by the Company in its good faith judgement against all risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

     3.19 Fees and Commissions. The Company has not retained any finder, broker or other intermediary who may be entitled to compensation in connection with the transactions contemplated by this Agreement.

     3.20 Illegal Payments. To its best knowledge, the Company has never made any illegal payment of any kind, directly or indirectly, including without limitation payments, gifts or gratuities to national, state or local government officials, employees or agents.

     3.21 Taxes. The Company has filed or caused to be filed all federal and state income tax returns and all other federal and state tax returns which are required to be filed, and has paid or caused to be paid all taxes shown on said returns or on any assessment therefor received by the Company to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by generally accepted accounting principals) deemed by the Company adequate with respect thereto. There are no pending or, to the Company's knowledge, threatened claims, notices or audits involving the Company and any taxing authority, and there are no waivers of applicable statutes of limitations with respect to taxes for any year currently in effect. Proper and accurate amounts have been withheld and remitted by the Company in respect of all persons from whom the Company is required by law to withhold, for all periods, in compliance with all applicable laws, rules and regulations.

     Section 4. Representations, Warranties and Covenants of Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that the following are true and correct as of the date of this Agreement with respect to such Purchaser:

     4.1 Authority. Each Purchaser has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Warrant Agreements have been duly executed and delivered by Purchaser and will constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement.

     4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the SEC Reports, to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give him or it the capacity to protect his or its own interests in connection with the purchase of the Shares and the acquisition of the Warrants.

     4.3 Investment Intent. Without limiting his or its ability to resell the Securities pursuant to an effective registration statement, Purchaser represents that it is purchasing the Shares for investment purposes. Purchaser understands that his or its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of his or its Securities except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

     4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares and the Warrants may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares and the Warrants will be imprinted with a legend as provided in Section 4.7 below, that prohibits the transfer thereof unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the acquisition and issuance of the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as he or it, in his or its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Shares and acquisition of the Warrants.

     4.6 Purchaser Review. Purchaser hereby represents and warrants that Purchaser has carefully examined the SEC Reports and the Financial Statements contained therein. Purchaser acknowledges that the Company has made available to Purchaser all documents and information that Purchaser has requested relating to the Company and has provided answers to all of his or its questions concerning the Company, the Shares and the Warrants. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

     4.7 Legend. The certificate or certificates representing the Securities shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

The certificates shall also include any legends required by any applicable state securities laws.

     The legend(s) endorsed on a stock certificate pursuant to this Section 4.7 or on any certificate representing any of the Securities shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if the Securities represented by such certificate are registered under the Securities Act or if such holder provides to the Company an opinion of counsel to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

     Section 5. Conditions to Purchaser's Obligation to Purchase. The Company understands that Purchaser's obligation to purchase the Shares is conditioned upon:


     (a)  Delivery of the Shares and Warrants to counsel to Purchaser;

     (b) A certified copy of an amendment to the Company's certificate of incorporation, certified by the Secretary of New Jersey;

     (c) Receipt of an opinion letter from counsel to the Company, or the Company's general counsel, as the case may be, in form reasonably satisfactory to Purchaser's counsel, to the effect that:

          (i) The Company is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation;

          (ii) Except as set forth on Schedule 3.11, there is no action, proceeding or investigation pending, or to such counsel's knowledge, threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company;

          (iii) The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality;

          (iv) There is no action, suit, proceeding or investigation initiated by the Company currently pending or which the Company currently intends to initiate;

          (v) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

          (vi) The Certificate of Amendment has been duly filed with the State of New Jersey and this Agreement, the Warrant Agreements, the issuance of the Shares and Warrants, and the issuance of the Conversion Shares and Warrant Shares, have been duly approved by all required corporate action and that all such Securities, upon delivery in accordance with this Agreement and the Warrant Agreements, shall be validly issued and outstanding, fully paid and nonassessable.

          (vii) The execution, delivery and performance of this Agreement and the Warrant Agreements by the Company, and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

               (A) Violate the provisions of any law, rule or regulation applicable to the Company;

               (B) Violate the provisions of the charter or bylaws of the Company;

               (C) To the best of counsel's knowledge, violate any judgment, decree, order or award of any court, governmental body or arbitrator; or

               (D) To the best of counsel's knowledge, conflict with, or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any note, bond, indenture, mortgage, lease, deed of trust or other instrument, obligation, or agreement to which the Company is a party or by which the Company, or any of its properties is or may be bound;

          (viii) This Agreement and the Warrant Agreements constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and, with respect to this Agreement, to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 thereof.

     (e) Purchaser's reasonable satisfaction that no material adverse change in the Company's business or prospects has occurred since the date of the Company's last SEC Report; and

     Section 6. Conditions to Company's Obligation to Sell. Each Purchaser understands that the Company's obligation to sell the Shares and Warrants is conditioned upon delivery to the Company by Purchaser of good funds as payment in full for the purchase of the Shares.

     Section 7.  Registration of the Shares; Compliance with the Securities Act.

     7.1  Definitions.  For the purpose of this Section 7:

     (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

     (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7.2  Registration Procedures and Expenses.  The Company shall:

     (a) within thirty (30) days after the date of this Agreement and in sufficient time to have such registration effective one hundred twenty (120) days from the date of this Agreement, file, subject to receipt of necessary information from each of the Purchasers, with the SEC a registration statement under the Securities Act on a form which is appropriate, as determined by the Company, to register the Conversion Shares and the Warrant Shares for sale by the Purchasers who shall provide, within ten (10) business days after the receipt of a written request therefor, such information as the Company may reasonably request for use in connection with the Registration Statement;

     (b) use its best efforts, subject to receipt of necessary information from Purchaser, to cause such Registration Statement to become effective as promptly after filing as practicable;

     (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.8 below; provided, however, that upon the Company giving written notice to each Purchaser of the occurrence of any of the following events, (1) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings for that purpose, (2) the happening of any event that makes any statement of a material fact made in the Registration Statement, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any changes in such Registration Statement or documents so that the Registration Statement will not contain any untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any reasonable determination by the Company that a post-effective amendment to the Registration Statement would be appropriate, then the Purchasers shall forthwith discontinue the disposition of Conversion Shares or Warrant Shares, as the case may be, covered by the Registration Statement until the Purchaser has received copies of the supplemented or amended Registration Statement or prospectus, as applicable, or until such Purchaser is advised in writing by the Company that the use of the applicable Registration Statement or prospectus may be resumed. In the event of any suspension in accordance with the preceding sentence, the time period regarding the effectiveness of the Registration Statement set forth in Section
7.8 shall be extended by one day for each day a Purchaser could not dispose of the Conversion Shares of Warrant Shares, as the case may be, as a result of such suspension. The Company will use its best efforts to cause any such suspension to be lifted within 15 business days;

     (d) furnish to Purchaser with respect to the Conversion Shares and Warrant Shares registered on the Registration Statement (and to each underwriter, if any, of such Conversion Shares and Warrant Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares and Warrant Shares by Purchaser;

     (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Conversion Shares and Warrant Shares in such states of the United States as may be reasonably requested by Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

     (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.2 and the registration of the Conversion Shares and Warrant Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, including the reasonable fees and expenses of legal counsel to Purchaser in connection with the procedures in paragraph (a) through (e) of this Section 7.2, other than underwriting discounts and selling commissions which shall be borne by Purchaser.

     7.3 Underwriter. The Company understands that each Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")), but such Purchaser being deemed an Underwriter shall not relieve the Company of any of its obligations under this Section 7.

     7.4  Indemnification.

     (a) General Indemnification. Each of the Company and each Purchaser (severally and not jointly) agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, reasonable costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

     (b)  Indemnification for Registration Statement.

          (i) By Company. To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser and such Purchaser's nominee or transferee (collectively, the "Holders"), the directors, if any, of such Holders, the officers, if any, of such Holders who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstance in which they are made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability action or proceeding; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expenses arises out of or is based upon any Violation in any final prospectus, if such Violation is corrected in an amendment or supplement to such final prospectus and the Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Securities to the person asserting such loss, claim, damage, liability or expense after the Company furnished such Holder with a copy of such amended or supplemented prospectus; and (ii) the Company shall not be liable of any person uses a prospectus or amendment or supplement thereto following the giving of notice by the Company as provided in Section 7.2(c); and provided further, however, that the indemnity agreement contained in this
Section 7.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders or any such underwriter or controlling person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such underwriter or controlling person and shall survive the transfer of the Securities by Holders.

          (ii) By Holders. To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement, and such Holder will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.4(b) shall not apply to amounts paid in settlement of such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the Holder shall be liable under this paragraph for only that amount of losses, claims, damages and liabilities as does not exceed the net proceeds to such Holder as a result of the sale of the Securities pursuant to such Registration Statement

     (c) Procedure for Indemnification. Promptly after receipt by an indemnified party under this Section 7.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7.4, deliver to the indemnifying party a written notice of commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.4 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7.4.
The indemnification required by this Section 7.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred.

     (d) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it otherwise would be liable under this Section 7.4 to the extent permitted by law, provided that (i) no contribution shall be made under the circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this
Section 7.4, (ii) no seller of the Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of the Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of the Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities.

     7.5 Information Available. So long as any registration statement is effective covering the resale of the Conversion Shares or Warrant Shares, the Company will furnish to Purchaser:

     (a) as soon as possible after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its annual report on Form 10-K within 105 days after the end of each fiscal year of the Company,
(iii) each of its Quarterly Reports to Stockholders, and its quarterly report on Form 10-Q within sixty (60) days after the end of each fiscal quarter, (iv) each of its Current Reports on Form 8-K within five (5) business days of filing with the SEC, and (v) a full copy of the Registration Statement covering the Conversion Shares and Warrant Shares (the foregoing, in each case, excluding exhibits); and

     (b) upon the reasonable request of Purchaser, such other information that is generally available to the public.

     7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Conversion Shares and the Warrant Shares to the public without registration, the Company agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

     (c) to furnish to each Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Conversion Shares or Warrant Shares without registration.

     7.7 Transfer of Conversion Shares or Warrant Shares Stock After Registration. Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares or Warrant Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144, or (iii) as otherwise permitted by applicable law.

     7.8 Termination of Obligations. The obligations of the Company pursuant to Sections 7.2 and 7.6 hereof shall cease and terminate upon the earlier of (i) such time as all of the Conversion Shares or Warrant Shares have been sold by Purchaser pursuant to an effective Registration Statement and (ii) the sixth
(6th) anniversary of the date of this Agreement.

     Section 8.  Company Covenants.

     8.1 Board of Directors. The Company will exercise all authority and use its best efforts, consistent with applicable law, to cause one individual designated by Purchasers holding more than 50% of the Securities and reasonably satisfactory to the Company to be elected to the Board of Directors of the Company for so long as Purchasers collectively hold at least 50% of the Shares. The Company agrees that such individual will also serve as a member of the Company's Compensation and Audit Committees. If any individual so designated shall cease to serve as a director for any reason other than pursuant to the preceding sentence, the vacancy created thereby shall be filled by the Board with another individual designated by Purchasers holding more than 50% of the Securities reasonably satisfactory to the Company. In addition, the Company agrees that Purchasers shall be provided with at least five (5) days' prior written notice of each meeting of the Board, or such lesser notice as is provided to the members of the Company's Board of Directors, and Purchasers holding more than 50% of the Securities shall have the right to designate one
(1) additional person to attend such meeting as an observer ("Observer"). The Observer may participate in any such Board meeting in person or via telephone conference at the request of the Observer. The Company shall promptly reimburse the reasonable expenses of the director nominated by Purchasers and the Observer incurred in connection with attendance at each Board meeting, including without limitation coach-class airfare and commensurate hotel accommodations. The Company hereby covenants to hold Board meetings no less frequently than four times per year.

     8.2 Management Compensation. The Company shall, immediately following the execution of this Agreement, conform its existing agreements with executive officers of the Company regarding base compensation and bonuses payable to such officers in accordance with the terms as set forth in Schedule 8.2.

     8.3 Financial Documentation; Inspection Rights. From the date hereof and until all Shares have been converted or redeemed, the Company will provide to all holders of Shares the information otherwise required in Section 7.5(a) and
(b) hereof, together with monthly unaudited financial statements that include, without limitation, a balance sheet, income statement and statement of cash flows no later than 15 days after month-end, as well as an annual budget for each fiscal year no later than 30 days after the commencement of such fiscal year. The Company will also permit any Purchaser holding more than 50% of the Shares to review all books and records of the Company relating to operations and finance, as available, provided such information is kept confidential, and to visit the Company's facilities upon reasonable prior notice.

     8.4 Lockup; Right of First Refusal. The Company will not, without the prior approval in writing from Purchasers, issue or sell (i) any debt security convertible into equity securities of the Company, or (ii) any equity securities of the Company, with a conversion price of less than $8.00 per share or a sale price of less than $8.00 per share, as the case may be, for a period of one hundred eighty (180) days following the date of this Agreement. If the Company wishes to complete any sale of convertible debt or equity securities for a period of eighteen (18) months beginning on the day following the one hundred and eighty (180) day period referenced above, Purchasers shall have the right of first refusal to participate in such offering or offerings up to the aggregate amount of $3,500,000, and shall have ten (10) business days to reply in writing after receipt of written notice of any such proposed financing from the Company. If one or more of the Purchasers do not desire to participate in any such offering, or do not notify the Company of its desire to participate in such offering prior to the expiration of the ten (10) business day period set forth above, the Company shall be free to sell the securities so offered on terms no less favorable than those offered to Purchasers.

     8.5 Certain Restriction and Limitations. Without the approval, by vote or written consent, of holders of more than fifty percent (50%) of the Shares outstanding at any time, the Company will not:

     (a) Enter into any agreement, indenture or other instrument which contains any provisions restricting the issuance by the Company of the Warrant Shares or the Conversion Shares;

     (b)  Declare any cash dividends on Common Stock until May 31, 1999;

     (c)  Voluntarily dissolve or liquidate; or

     (d) Enter into any agreement restricting the ability of any Purchaser to transfer the Securities.


     Section 9. Legal Fees and Expenses. The Company hereby agrees to pay the reasonable fees of Purchaser's counsel (up to $10,000) and additional reasonable out-of-pocket expenses of Purchaser (up to $20,000 in aggregate including legal fees) in connection with this Agreement and the transactions contemplated hereby. Such amounts shall be paid on the date of this Agreement by wire transfer to such accounts as Purchaser or its counsel may direct.

     Section 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, or shall be sent by overnight courier or by facsimile, and shall be deemed given when received:

               (a)  if to the Company, to

                    KTI Inc.
                    7000 Boulevard East
                    Guttenberg, NJ  07093
                    Attention: Martin J. Sergi, President
                    Tel: 201-854-7777
                    Fax: 201-854-1771

                    copy to:

                    McDermott, Will & Emery
                    50 Rockefeller Plaza
                    New York, NY 10020
                    Attention: Brian Hoffman, Esq.
                    Tel: 212-547-5427
                    Fax: 212-547-5444

or to such other person at such other place as the Company shall designate to Purchaser in writing;

               (b) if to any Purchaser, to the address set forth under such Purchaser's name on Schedule A attached to this Agreement, with a copy to:

                    Eilenberg & Zivian
                    666 Third Avenue, 30th Fl.
                    New York, NY  10017
                    Attn:  Bruce A. Zivian, Esq.
                    Tel: 212-986-2468
                    Fax: 212-986-2399

or at such other address or addresses as may have been furnished to the Company in writing; or

     (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

     Section 11.  Miscellaneous.

     11.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     11.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser. Any provisions of the Series A Preferred Stock can only be modified or amended in accordance with the provisions of Section 9 of the Certificate of Amendment.

     11.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     11.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11.5 GOVERNING LAW/JURISDICTION. THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OF THE COURTS OF OR LOCATED IN THE STATE OF ILLINOIS, CITY OF CHICAGO, IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS AGREEMENT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN SUCH CITY. EACH PARTY HEREBY AGREES THAT IF ANOTHER PARTY TO THIS AGREEMENT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. IN ADDITION, THE PARTIES AGREE THAT THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED WILL PAY THE LEGAL FEES OF THE PARTY OBTAINING SUCH JUDGMENT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11.6 Recovery of Attorney's Fees. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attorney's fees from Purchaser.

     11.7 Fees. The Company acknowledges that Purchaser shall have no respos1 nsibility for the payment of any of the Company's fees in connection with this offering.

     11.8 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

     11.9 Publicity. Purchaser shall not issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

     11.10 Survival. The representations and warranties in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

                              *****END OF TEXT*****




          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                              KTI, Inc.


                              By /s/ Robert E. Wetzel, Esq.
                                     Officer


                              PURCHASER:


                              By
                              Its: